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                                                                    EXHIBIT 23.3

                                 HARLAN R. CROW
                                2001 ROSS AVENUE
                                   SUITE 3200
                              DALLAS, TEXAS 75201

                                  May 14, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Wyndham Hotel Corporation
2001 Bryan Street, Suite 2300
Dallas, Texas 75201

WH Interest, Inc.
2001 Bryan Street, Suite 2300
Dallas, Texas 75201

      Re: Wyndham Hotel Corporation Registration Statement on Form S-1 (File No. 333-2458) (the "Registration Statement")

Ladies and Gentlemen:

         Please be advised that I am not a director of WH Interest, Inc. (the "Company") and I no longer consent to the use of my name as a director of the Company in the Registration Statement. Accordingly, please be further advised that I will not be responsible for the contents of the Registration Statement as respects the Company, except that any responsibility I may have due to my having signed the Registration Statement in other capacities shall not be affected by this letter. This letter constitutes notice to both the Securities and Exchange Commission, Wyndham Hotel Corporation and the Company as contemplated by Section 11(b)(1) under the Securities Act of 1933, as amended.


                                        Very truly yours,


                                        Harlan R. Crow